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EXHIBIT 10.2

US SEARCH.COM INC.

FIRST AMENDMENT

TO

INVESTORS' RIGHTS AGREEMENT

    THIS FIRST AMENDMENT TO INVESTORS' RIGHTS AGREEMENT (this "Amendment") is entered into as of June 5, 2001, by and among US SEARCH.COM INC., a Delaware corporation (the "Company"), PEQUOT PRIVATE EQUITY FUND II, L.P., a Delaware limited partnership (the "Investor") and the holders of common stock of the Company set forth on the signature page to this Amendment (the "KL Holders").

R E C I T A L S

    WHEREAS, the parties to this Amendment are parties to that certain Investors' Rights Agreement, dated as of September 7, 2000 (the "Agreement");

    WHEREAS, the Company and the Investor have entered into a Preferred Stock Exchange and Purchase Agreement, of even date herewith (the "Exchange Agreement"), pursuant to which the Investor has agreed to exchange certain securities of the Company for newly issued shares of Series A-1 Convertible Preferred Stock of the Company (the "Series A-1 Shares"), to convert outstanding promissory notes of the Company held by the Investor into additional Series A-1 Shares and to receive a warrant to purchase up to 5,000 additional Series A-1 Shares subject to the terms and conditions set forth therein; and

    WHEREAS, in connection with the transactions contemplated by the Exchange Agreement and to induce the Investor to enter into the Exchange Agreement the parties hereto desire to amend the Agreement as provided below.

A M E N D M E N T

    NOW, THEREFORE, BE IT RESOLVED, that in consideration of the foregoing and for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Agreement is hereby amended as set forth below.

    1.  The definition of "Purchase Agreement" appearing in the first recital to the Agreement is hereby deleted, and all references to the Purchase Agreement shall mean the Exchange Agreement for all purposes under the Agreement.

    2.  The definition of "First Closing" appearing in Section 1.1 of the Agreement is hereby deleted, and all references to the First Closing shall mean September 7, 2000.

    3.  The definition of "Second Closing" appearing in Section 1.1 of the Agreement is hereby deleted, and all references to the Second Closing shall mean the "Closing," as defined in the Exchange Agreement, for all purposes under the Agreement.

    4.  The definition of "Registrable Securities" appearing in Section 1.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

  "Registrable Securities" shall mean (a) shares of Common Stock or any other security received or receivable upon conversion of the Shares or upon conversion of the Series A-1 Preferred Stock issuable upon exercise of the Series A-1 Warrant (as defined in the Exchange Agreement) (the "Warrant Shares"); (b) all shares of Common Stock, or Common Stock issued as or issuable upon the conversion or exercise of any warrant, right or any other convertible security, which is purchased from or exchanged with the Company by the Pequot Holder on or after the Second Closing; (c) shares of Common Stock held by the KL Holders; (d) any securities received by the

  Pequot Holder pursuant to the exercise of their Preemptive Rights; (e) any security received or receivable as a dividend, stock split or other distribution with respect to any Shares or the Warrant Shares; (f) any security received in exchange for or in replacement or any Registrable Securities; (g) any security issued or issuable with respect to any Registrable Securities as a result of change or reclassification of Registrable Securities or any capital reorganization of the Company; (h) shares of Common Stock held by the Pequot Holder and (i) any security received or receivable by a holder in respect of Registrable Securities as a result of a merger or consolidation of the Company. Notwithstanding the foregoing, Registrable Securities shall not include any securities sold by a person to the public either pursuant to a registration statement or Rule 144 or sold in a private transaction in which the transferor's rights under Section 2 of this Agreement are not assigned.

    5.  The definition of "Shares" appearing in Section 1.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

  "Shares" shall mean the Company's Series A-1 Convertible Preferred Stock issued pursuant to the Exchange Agreement and held by the Pequot Holder listed on Exhibit A hereto and its permitted assigns.

    6.  Section 2.2(a) of the Agreement is hereby deleted in its entirety and replaced with the following:

  (i) At any time, and from time to time, the Holders of more than fifty percent (50%) of then outstanding Registrable Securities which are then owned by the Pequot Holder (the "Pequot Initiating Holder") shall have the right, by written notice, delivered to the Company to require the Company to register Registrable Securities having an aggregate offering price (before deducting of underwriting discounts and commissions) to the public in excess of $5,000,000 (a "Qualified Public Offering") and (ii) at any time, and from time to time, the Holders of more than fifty percent (50%) of then outstanding Registrable Securities which are then owned by the KL Holders (the "KL Initiating Holders") shall have the right, by written notice, delivered to the Company to require the Company to register Registrable Securities in a Qualified Public Offering, then the Company shall, within thirty (30) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 2.2, effect, as expeditiously as reasonably possible, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered.

    7.  Exhibit A of the Agreement is hereby deleted in its entirety and replaced with Exhibit A hereto.

    8.  The definition of "Series A Preferred Stock" appearing in the first recital to the Agreement is hereby deleted, and all references to Series A Preferred Stock shall mean Series A-1 Shares for all purposes under the Agreement.

[Signature Page Follows]

    IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first set forth above.

US SEARCH.COM INC.		PEQUOT PRIVATE EQUITY FUND II, L.P.
		By:	Pequot Capital Management, Inc.
		Its:	Investment Manager
By:	/s/ BRENT N. COHEN Brent N. Cohen Chief Executive Officer
		By:	/s/ KEVIN E. O'BRIEN Kevin E. O'Brien General Counsel
THE KUSHNER-LOCKE COMPANY

		By:	/s/ PETER LOCKE
Name:
Title:

/s/ DONALD KUSHNER Donald Kushner

/s/ PETER LOCKE Peter Locke

Exhibit A

SCHEDULE OF Pequot Holders

PEQUOT PRIVATE EQUITY FUND II, L.P.
500 Nyala Farm Road
West Port, CT 06880
Attn: Amber Tencic and Carol Holley
Facsimile: (203) 429-2900

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US SEARCH.COM INC. FIRST AMENDMENT TO INVESTORS' RIGHTS AGREEMENT
R E C I T A L S
A M E N D M E N T
Exhibit A SCHEDULE OF Pequot Holders